Exhibit 99.1

TRC Companies, Inc. Contact:	Investor Contact:
Thomas W. Bennet, Jr., CFO	Sharon Merrill Associates
(978) 970-5600	(617) 542-5300
tbennet@trcsolutions.com	trr@InvestorRelations.com

TRC Receives Adverse Ruling in Houston Lease Litigation

Lowell, MA June 21, 2011 - TRC Companies, Inc. (NYSE: TRR) announced that on June 20, 2011, the jury in a case pending in District Court, Harris County Texas returned a verdict against the Company and its subsidiary TRC Environmental Corporation in the amount of $15.7 million. As previously disclosed, the case, which was titled The Arena Group v. TRC Environmental Corporation and TRC Companies, Inc., was filed in September 2007 and involved a former landlord seeking damages for alleged breach of a lease for certain office space in Houston, Texas that the subsidiary had vacated. Any payment of damages will be at the end of the appeals process, which could take up to several years.

The case relates solely to the alleged breach of the office lease, and TRC's clients will not be affected by this matter.

“We strongly disagree with the jury's verdict and plan to undertake all available post-trial and appellate options,” said Chris Vincze, Chairman and Chief Executive Officer of TRC.

About TRC
A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental, and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information, visit TRC's website at http://www.trcsolutions.com.

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC's future expectations, contain projections of the Company's future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance; the uncertainty of our operational and growth strategies;

TRC
650 Suffolk Street ● Lowell, Massachusetts 01854
Telephone 978-970-5600 ● Fax 978-453-1995

Exhibit 99.1

circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments, including potential payments related to TRC's ongoing IRS audit, if not resolved successfully; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC's services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See additional discussion in TRC's Annual Report on Form 10-K for the fiscal year ended June 30, 2010, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street ● Lowell, Massachusetts 01854
Telephone 978-970-5600 ● Fax 978-453-1995